Exhibit 10.14

Execution Version

AMENDMENT TO PURCHASE AGREEMENT

This AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is entered into as of January 14, 2010 between GXS HOLDINGS, INC (“Company”), and GENERAL ELECTRIC CAPITAL CORPORATION (“Purchaser”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings set forth in the Purchase Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, Company and Purchaser entered into that certain Purchase Agreement dated as of October 5, 2007 (as the same has and may from time to time be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”);

WHEREAS, the Company and Purchaser have agreed to amend the Purchase Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1              Amendments.

(a)           Section 7.4(6) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(6)  the payment of management, consulting, monitoring and advisory fees to Francisco Partners L.P., Cerberus Capital Management L.P., Golden Gate Capital Management, LLC or any of their respective Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, in an aggregate amount not to exceed $2.0 million in any calendar year and any related out-of-pocket expenses; provided, however, that if the Net Leverage Ratio as of the then most recently completed fiscal quarter is less than 6.50:1.00, then, in lieu of (and not in addition to) the payments otherwise permitted pursuant to this Section 7.4(6), the Company may make payments of management, consulting, monitoring and advisory fees to Francisco Partners L.P., Cerberus Capital Management L.P., Golden Gate Capital Management, LLC or any of their respective Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, as long as the aggregate amount thereof does not exceed $4.0 million in any calendar year and any related out-of-pocket expenses;

(b)           Section 7.6 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“7.6         Reports

So long as any Notes are outstanding, the Company will furnish to the Purchaser all annual and quarterly financial statements, budgets and reports required under the Revolving Credit Agreement as in effect on the First Amendment Effective Date to be delivered to the administrative agent or lenders thereunder.”

(c)           The following new definitions are hereby added to Article X of the Purchase Agreement in the appropriate alphabetical locations:

“First Amendment Effective Date” means January 14, 2010.

“Net Leverage Ratio” shall have the meaning set forth in the Revolving Credit Agreement, as in effect on the First Amendment Effective Date without regard to any amendments or other modifications to such definition or any term used, directly or indirectly, in such definition; provided, however, that solely for the purposes of Section 7.4(6) hereof, the outstanding principal balance of the Notes as of the First Amendment Effective Date shall, notwithstanding the applicable defined terms, be deemed to be Consolidated Total Debt (as defined in the Revolving Credit Agreement).

“Revolving Credit Agreement” means that certain Credit and Guaranty Agreement dated as of December 23, 2009, by and among Opco, certain subsidiaries of Opco, Wells Fargo Foothill, Inc., as administrative agent, and the financial institutions party thereto, as amended, restated, renewed, refinanced, replaced, extended, refunded, supplemented or otherwise modified.

(d)           The definition of “Loan Documents” set forth in Article X of the Purchase Agreement is hereby amended to read as follows:

“Loan Documents” means (a) from the Closing Date to but excluding the First Amendment Effective Date, the First Lien Credit Agreement, the Second Lien Credit Agreement and all other documents, agreements and instruments executed in connection therewith, in each case as in effect on the Closing Date and (b) thereafter, the Revolving Credit Agreement and all other documents, agreements and instruments executed in connection therewith, in each case as in effect on the First Amendment Effective Date.

2           Conditions to Effectiveness.  This Amendment shall be effective as of the date first set forth above upon satisfaction of the following conditions precedent:

(a)           This Amendment shall have been duly executed and delivered by the Company and Purchaser;

(b)           The Purchaser shall have received a copy, certified by an officer of the Company as being true, correct and complete, of the Revolving Credit Agreement;

(c)           The Purchaser shall have received a copy of the payoff letter evidencing the payment in full of the obligations under the First Lien Credit Agreement and the Second Lien Credit Agreement; and

(d)            The Purchaser shall have received an amendment fee equal to $50,000, which fee shall be fully earned and payable upon the effectiveness of this Amendment and non-refundable once paid.

3           Representations and Warranties.  In order to induce Purchaser to enter into this Amendment, the Company represents and warrants to Purchaser (which representations and warranties shall survive the execution and delivery of this Amendment), that:

(a)           the execution, delivery and performance by Company of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, fraudulent conveyance, fraudulent transfer or similar provisions of applicable law, concepts of reasonableness and equitable principles of general applicability; and

(b)            upon the effectiveness of this Amendment, all of the representations and warranties contained in the Revolving Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and no Default or Event of Default has occurred and is continuing.

4           Miscellaneous.

4.1           Effect; Ratification.

(a)           Except as specifically set forth above, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Purchaser under the Purchase Agreement, nor constitute amendment of any provision of the Purchase Agreement, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby.

(c)           Company acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Purchaser of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Purchase Agreement, (ii) to create a course of dealing or otherwise obligate Purchaser to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Purchaser to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

4.2           Counterparts and Signatures by Fax, Etc.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Amendment by fax or PDF shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

4.3           Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4.4           GOVERNING LAW.  THIS AMENDMENT SHALL, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

GXS HOLDINGS, INC.

By:	/s/ John Duvall
Name:	John Duvall
Title:	Senior Vice President and Chief Financial Officer

PURCHASER:

GENERAL ELECTRIC CAPITAL CORPORATION,

By:	Duly Authorized Signatory
Duly Authorized Signatory